EXHIBIT 23



                    CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated September 5, 2003 with respect to the consolidated financial statements of Comtex News Network, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2003, in the following Registration Statements:

     1.   Registration Statement Number 333-103217 (Comtex News
          Network, Inc. 1995 Stock Option Plan, As Amended) on Form S-8

     2.   Registration Statement Number 333-102297 (Comtex News
          Network, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

     3.   Registration Statement Number 333-42395 (Comtex News
          Network, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

     4.   Registration Statement Number 333-37057 (Comtex News
          Network, Inc. 1995 Stock Option Plan) on Form S-8

     5.   Registration Statement Number 333-96265 (Comtex News
          Network, Inc. 1995 Stock Option Plan) on Form S-8

     6.   Registration Statement Number 333-62716 (Comtex News
          Network, Inc. 1995 Stock Option Plan) on Form S-8


      /s/ Ernst & Young LLP

McLean, Virginia
September 25, 2003

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